As filed with the Securities and Exchange Commission on October 18, 2011

Registration No. 333-77159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2531298
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

9009 Carothers Parkway

Franklin, Tennessee 37067

(615) 261-1740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger L. Davenport

Chief Executive Officer and Chairman

MedQuist Inc.

9009 Carothers Parkway

Franklin, Tennessee 37067

(615) 261-1740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-77159) of MedQuist Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on April 27, 1999 (the “Registration Statement”). The Registration Statement registered 345,000 shares of common stock, no par value (the “Securities”).

On October 18, 2011, pursuant to the terms of the Agreement and Plan of Merger, dated as of the same date, by and among the Company, MedQuist Holdings Inc. (“Parent”) and MedQuist Merger Corporation, an indirectly wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirectly wholly-owned subsidiary of Parent.

In connection with the Merger, the Registration Statement is hereby withdrawn and all Securities registered hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MedQuist Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on the 18th day of October, 2011.

MEDQUIST INC.

By:	/s/ Roger L. Davenport
Roger L. Davenport
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-77159 have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roger L. Davenport Roger L. Davenport	Chief Executive Officer and Chairman (Principal Executive Officer)	October 18, 2011

/s/ Ronald L. Scarboro Ronald L. Scarboro	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2011

/s/ Frank Baker Frank Baker	Director	October 18, 2011

/s/ Peter E. Berger Peter E. Berger	Director	October 18, 2011